Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated April 17, 2017, on the consolidated financial statements of OncBioMune Pharmaceuticals, Inc. and Subsidiary as of December 31, 2016 and for the year then ended, included herein on the registration statement of OncBioMune Pharmaceuticals, Inc. on Form S-1, post-effective amendment No.3 (Registration Statement No.333-208129), and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

April 28, 2017